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                                                                    EXHIBIT 99.5



                        CONSENT OF CHRISTOPHER L. RYAN

To Specialty Products & Insulation Co.

          The undersigned hereby consents to the use of his name in the Registration Statement on Form 10 filed by Specialty Products & Insulation Company with the U.S. Securities and Exchange Commission.


                                        /s/ Christopher L. Ryan
                                        --------------------------
                                            Christopher L. Ryan


New York, New York
December 16, 1998